                                                                    Exhibit 99.2


AUDITED CONSOLIDATED BALANCE SHEETS OF RECI AT DECEMBER 31, 1999 AND 1998, AND RELATED CONSOLIDATED STATEMENTS OF OPERATIONS, PARENT COMPANY INVESTMENT AND CASH FLOWS FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 1999; AND UNAUDITED CONSOLIDATED BALANCE SHEETS OF RECI AT APRIL 4, 1999, DECEMBER 31, 1999 AND APRIL 2, 2000, AND RELATED CONSOLIDATED STATEMENTS OF OPERATIONS, PARENT COMPANY INVESTMENT AND CASH FLOWS FOR THE THREE MONTHS ENDED APRIL 4, 1999 AND APRIL 2, 2000.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of Raytheon Company and the Stockholder of Raytheon Engineers & Constructors International, Inc.:

   In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, parent company investment and cash flows present fairly, in all material respects, the financial position of Raytheon Engineers & Constructors International, Inc. and its subsidiaries ("RE&C") at December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999 in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of Raytheon Company's and RE&C's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

   As discussed in Notes 1 and 3, certain costs and expenses presented in the consolidated financial statements represent allocations and management's estimates of the costs of services provided to RE&C by Raytheon Company. As a result, the consolidated financial statements presented may not be indicative of the financial position or results of operations that would have been achieved had RE&C operated as a nonaffiliated entity.

   As discussed in Note 2 to the consolidated financial statements, the Company adopted the provisions of the American Institute of Certified Public Accountants' Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities," in fiscal 1999.

/s/ PricewaterhouseCoopers

February 9, 2000, except for
 the information in Note 16, as
 to which the date is February
 22, 2000

             RAYTHEON ENGINEERS & CONSTRUCTORS INTERNATIONAL, INC.

                          CONSOLIDATED BALANCE SHEETS
                           December 31, 1998 and 1999

                                                            1998        1999
                                                         ----------  ----------
                                                            (In Thousands)
                         ASSETS
Current assets:
  Cash and cash equivalents............................. $   15,706  $  102,190
  Accounts receivable...................................     37,181      24,507
  Contracts in process..................................    578,196     756,069
  Prepaid expenses and other current assets.............      5,131       3,391
  Deferred tax assets...................................     28,360      21,235
                                                         ----------  ----------
    Total current assets................................    664,574     907,392
Investments.............................................     17,376      17,758
Property, plant and equipment, net......................     42,498      29,841
Intangibles, net........................................    452,112     438,783
Other assets............................................     18,600      45,132
                                                         ----------  ----------
    Total assets........................................ $1,195,160  $1,438,906
                                                         ==========  ==========
       LIABILITIES AND PARENT COMPANY INVESTMENT
Current liabilities:
  Accounts payable...................................... $  414,697  $  333,071
  Notes payable and current portion of long-term debt...      1,678         607
  Billings in excess of sales and advanced payments.....    209,474     354,145
  Employee benefit related liabilities..................     84,122      55,674
  Accrued restructuring.................................     64,683      23,875
  Other accrued expenses................................     34,108      29,481
                                                         ----------  ----------
    Total current liabilities...........................    808,762     796,853
Employee benefit related liabilities....................     24,476      41,351
Long-term debt..........................................         79         --
Deferred tax liability..................................     78,359      82,781
Other accrued expenses..................................     22,259      48,581
                                                         ----------  ----------
    Total liabilities...................................    933,935     969,566
Commitments and contingencies (Note 15)
Accumulated other comprehensive loss....................     (7,998)     (9,251)
Parent company investment...............................    269,223     478,591
                                                         ----------  ----------
    Total liabilities and parent company investment..... $1,195,160  $1,438,906
                                                         ==========  ==========

  The accompanying notes are an integral part of these consolidated financial statements.

             RAYTHEON ENGINEERS & CONSTRUCTORS INTERNATIONAL, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
              For the Years Ended December 31, 1997, 1998 and 1999

                                              1997        1998        1999
                                           ----------  ----------  ----------
                                                    (In Thousands)
Net sales................................. $2,268,115  $2,049,638  $2,675,736
Cost of sales.............................  2,134,627   2,184,628   2,577,091
                                           ----------  ----------  ----------
    Gross margin..........................    133,488    (134,990)     98,645
Selling, general and administrative
 expenses.................................    163,944     141,959     125,557
                                           ----------  ----------  ----------
    Operating loss........................    (30,456)   (276,949)    (26,912)
Intercompany interest expense.............     33,711      33,855      33,146
Loss on sale of receivables (Note 5)......     14,189      15,589      10,800
Other (income) expense, net...............       (590)     (9,046)      6,517
                                           ----------  ----------  ----------
    Loss before taxes.....................    (77,766)   (317,347)    (77,375)
Benefit for income taxes..................    (30,427)   (126,612)    (30,141)
                                           ----------  ----------  ----------
Net loss before accounting change.........    (47,339)   (190,735)    (47,234)
Cumulative effect of change in accounting
 principle, net of tax....................        --          --       (9,846)
                                           ----------  ----------  ----------
    Net loss.............................. $  (47,339) $ (190,735) $  (57,080)
                                           ==========  ==========  ==========
Other comprehensive loss, net of tax:
  Foreign currency translation
   adjustment............................. $   (6,765) $   (2,022) $   (1,253)
  Unrealized loss on securities...........     (2,316)        --
  Reclassification of loss included in net
   income.................................        --        2,316
                                           ----------  ----------  ----------
    Comprehensive loss.................... $  (56,420) $ (190,441) $  (58,333)
                                           ==========  ==========  ==========



  The accompanying notes are an integral part of these consolidated financial statements.

             RAYTHEON ENGINEERS & CONSTRUCTORS INTERNATIONAL, INC.

              CONSOLIDATED STATEMENTS OF PARENT COMPANY INVESTMENT For the Years Ended December 31, 1997, 1998 and 1999

                                                   1997      1998       1999
                                                 --------  ---------  --------
                                                       (In Thousands)
Parent company investment, beginning of year.... $736,202  $ 743,659  $269,223
Net loss........................................  (47,339)  (190,735)  (57,080)
Net transfers (to) from Parent..................   54,796   (283,701)  266,448
                                                 --------  ---------  --------
Parent company investment, end of year.......... $743,659  $ 269,223  $478,591
                                                 ========  =========  ========





  The accompanying notes are an integral part of these consolidated financial statements.

             RAYTHEON ENGINEERS & CONSTRUCTORS INTERNATIONAL, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
              For the Years Ended December 31, 1997, 1998 and 1999

                                                  1997       1998       1999
                                                ---------  ---------  ---------
                                                       (In Thousands)
Cash flows from operating activities:
 Net loss...................................... $ (47,339) $(190,735) $ (57,080)
 Adjustments to reconcile net loss to net cash
  provided by (used in) operating activities:
  Depreciation and amortization................    33,083     29,440     23,386
  Provision for losses on contracts............    95,000    310,000    125,200
  Charges to exit operations...................       --      52,000        --
  Restructuring charges........................    75,020     33,000     10,000
  Gain on sale of building.....................       --     (42,284)       --
  Loss on investment...........................       --       7,266        --
  Loss from change in accounting principle.....       --         --       9,846
  Changes in assets and liabilities:
   Accounts receivable.........................     9,443    (10,762)     4,751
   Contracts in process........................  (209,647)   (46,381)  (312,919)
   Prepaid expenses and other current assets...     1,655        508      1,740
   Deferred tax asset..........................    (7,592)    (8,021)     7,125
   Other assets................................      (912)    (5,695)   (26,532)
   Accounts payable............................    95,882    (86,799)   (82,944)
   Billings in excess of sales and advanced
    payments...................................   (66,856)   167,757    144,671
   Employee benefit related liabilities--
    current....................................     3,372      8,238    (28,135)
   Other accrued expenses--current.............   (29,790)   (67,369)   (20,851)
   Employee benefit related liabilities........     5,347     (2,931)    16,875
   Deferred tax liability......................    24,375      8,745      4,422
   Other accrued expenses......................   (12,242)    14,427     26,322
                                                ---------  ---------  ---------
     Net cash provided by (used in) operating
      activities...............................   (31,201)   170,404   (154,123)
                                                ---------  ---------  ---------
Investing activities:
 Additions to property, plant and equipment....   (21,079)   (46,859)   (25,193)
 Proceeds from synthetic lease.................       --      50,651        --
 Additions to intangible assets................    (8,634)      (383)       166
 Proceeds from disposal of property, plant and
  equipment....................................    25,974     81,973      1,630
 Investment in and advances to joint ventures..   (14,923)     2,987       (382)
                                                ---------  ---------  ---------
     Net cash provided by (used in) investing
      activities...............................   (18,662)    88,369    (23,779)
                                                ---------  ---------  ---------
Financing activities:
 Transfers (to) from Parent....................    54,796   (283,701)   266,448
 Increase (decrease) in notes payable..........      (449)    (9,829)    (1,085)
 Decrease in long-term debt....................    (1,119)      (140)       (79)
                                                ---------  ---------  ---------
     Net cash provided by (used in) financing
      activities...............................    53,228   (293,670)   265,284
                                                ---------  ---------  ---------
Increase (decrease) in cash....................     3,365    (34,897)    87,382
Effect of foreign exchange rates on cash.......    (9,103)       787       (898)
                                                ---------  ---------  ---------
Net increase (decrease) in cash and cash
 equivalents...................................    (5,738)   (34,110)    86,484
Cash and cash equivalents at beginning of
 year..........................................    55,554     49,816     15,706
                                                ---------  ---------  ---------
Cash and cash equivalents at end of year....... $  49,816  $  15,706  $ 102,190
                                                =========  =========  =========

  The accompanying notes are an integral part of these consolidated financial statements.

             RAYTHEON ENGINEERS & CONSTRUCTORS INTERNATIONAL, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Background and Basis of Presentation

   Raytheon Engineers & Constructors International, Inc. ("RE&C"), a wholly-owned subsidiary of Raytheon Company (the "Parent"), offers full-service engineering and construction capabilities to clients worldwide. RE&C has a full range of program management capabilities, including project planning, finance, process development, environmental assessment, engineering, procurement, construction, start-up and operations and maintenance services. The financial statements presented may not be indicative of the results that would have been achieved had RE&C operated as an unaffiliated entity.

2. Summary of Significant Accounting Policies

 Principles of Consolidation

   The consolidated financial statements include the accounts of RE&C and its domestic and foreign subsidiaries. Investments in non project-specific entities are accounted for under the equity method. RE&C's proportionate share of project-specific joint venture sales, cost of sales and gross profit (loss) are included in the consolidated statements of operations and RE&C's proportionate share of project-specific joint venture assets and liabilities are included in the consolidated balance sheets.

   RE&C also participates in consortium arrangements whereby RE&C and each of its consortium partners sign the primary contract with the customer. In these arrangements RE&C cross indemnifies and is cross indemnified by their consortium partners and is jointly and severally liable for the risk on the project. RE&C's consolidated financial statements include only the results of its scope of work.

   All material intercompany transactions have been eliminated.

 Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates are used when accounting for long-term contracts including estimates of the extent of progress towards completion, contract revenue, contract completion costs, contingencies and customer and vendor claims. Actual results could differ from those estimates.

 Cash and Cash Equivalents

   RE&C considers cash and cash equivalents to be short-term, highly liquid investments with original maturities of 90 days or less.

   Negative cash balances of $22.4 million and $21.6 million at December 31, 1998 and 1999, respectively, have been reclassified as accounts payable.

 Revenue Recognition

   Sales under long-term contracts are recorded under the percentage-of-completion method. Costs and estimated gross margin are recorded as sales as work is performed based on the percentage that incurred costs bear to estimated total costs utilizing the most recent estimates of costs and funding. Some contracts contain incentive provisions based upon performance in relation to established targets, which are recognized in the

             RAYTHEON ENGINEERS & CONSTRUCTORS INTERNATIONAL, INC.

contract estimates when deemed realizable. Since many contracts extend over a long period of time, revisions in cost and funding estimates during the progress of work have the effect of adjusting sales, cost of sales, and gross profit applicable to performance in prior periods in the current period. When the current contract estimate indicates a loss, a provision is made for the total anticipated loss in the current period.

   Revenue on cost-reimbursable contracts is recognized to the extent of costs incurred plus a relative amount of the contracted fee. When RE&C is contractually responsible for materials, craft labor, equipment and subcontractor costs, these items are included in revenue and cost of revenue.

   Contract change orders and claims in excess of agreed contract prices are included in sales when it is probable that the change order or claim will result in additional contract revenue and the amount can be reliably estimated. Sales recognized in excess of amounts billed are classified in current assets as contracts in process. Contracts in process include amounts representing retainages under long-term contracts which are due within two years. Billings in excess of sales recognized and advanced payments are classified in current liabilities. RE&C includes in current assets and liabilities amounts realizable and payable under engineering and construction contracts that extend beyond one year.

   RE&C receives royalty income on sales of their proprietary technology. Royalty income of $7.5 million, $5.4 million and $5.1 million was recognized in sales in 1997, 1998 and 1999, respectively.

 Sales of Accounts Receivable

   RE&C accounts for the sale of receivables in accordance with Statement of Financial Accounting Standards No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" (SFAS No. 125). According to SFAS No. 125, a transfer of financial assets in which the transferor surrenders control over those assets is accounted for as a sale to the extent that consideration other than beneficial interests in the transferred assets is received in exchange. Trade accounts receivable sold are removed from the balance sheet at the time of transfer.

 Contracts in Process

   Contracts in process are stated at cost plus estimated profit but not in excess of realizable value.

 Property, Plant and Equipment

   Property, plant and equipment are stated at cost. Major improvements are capitalized and included in property, plant, and equipment while expenditures for maintenance, repairs and minor improvements are charged to expense. When assets are retired or otherwise disposed of, the assets and related depreciation and amortization are eliminated from the accounts and any resulting gain or loss is reflected in income.

   Provisions for depreciation are computed using the straight-line method. Depreciation provisions are based on estimated useful lives as follows: buildings 20-45 years; machinery and equipment three to ten years; automobiles and trucks three years; furniture and fixtures ten years. Leasehold improvements are amortized over the lesser of the remaining life of the lease or the estimated useful life of the improvement.

 Intangibles

   Intangibles generally consist of goodwill, software licenses and patents.

             RAYTHEON ENGINEERS & CONSTRUCTORS INTERNATIONAL, INC.

   Goodwill includes the excess of the acquisition cost over the fair value of the net assets recorded in connection with acquisitions made in 1993, 1995 and 1996. This goodwill is being amortized using the straight-line method over its estimated useful life, primarily 40 years.

   Software licenses are amortized using the straight-line method over the lesser of five years or the term of the license.

   Patents are amortized using the straight-line method over periods not exceeding 17 years.

 Federal and Foreign Income Taxes

   Historically, RE&C's operations have been included in the consolidated income tax returns filed by its Parent. Federal and foreign income tax expense in RE&C's statement of operations is calculated on a separate tax return basis as if RE&C had operated as a stand-alone entity. The provision for income taxes is calculated in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS No. 109), which requires the recognition of deferred income taxes using the liability method.

 Pension and Postretirement Costs

   RE&C has pension and postretirement plans covering the majority of its employees. Annual charges to operations are made for the cost of the plans, including current service costs, interest on projected benefit obligations, and net amortization and deferrals, increased or reduced by the return on assets. Unfunded accumulated benefit obligations are accounted for as an employee benefit related long-term liability on the balance sheet. RE&C's funding of pension costs is in accordance with Internal Revenue Service regulations.

 Credit Risk

   Financial instruments that potentially subject RE&C to concentrations of credit risk include trade accounts receivable. Concentrations of credit risk with respect to trade receivables are limited because a large number of geographically diverse customers make up RE&C's customer base, thus spreading the credit risk. RE&C controls credit risk through credit approvals, credit limits and monitoring procedures.

 Foreign Exchange Contracts

   RE&C enters into foreign exchange forward contracts to minimize fluctuations in the value of payments due to international vendors and subcontractors and the value of foreign currency denominated receipts. The use of foreign exchange contracts is transaction driven and is directly related to a particular transaction for which a commitment is in place. Hedge accounting is used for foreign exchange forward contracts. Realized gains and losses are classified in the same manner as the item being hedged and are recognized in income when the transaction is complete. Foreign exchange forward contracts are held to maturity and no exchange-traded or over-the-counter instruments have been utilized. Cash flows are recognized in the statement of cash flows in the same category as the related item. The impact on the financial position and results of operations from likely changes in foreign exchange rates is not material due to the minimizing of risk through the hedging of transactions related to specific commitments.

 Foreign Currency Translation

   The functional currency of RE&C's foreign subsidiaries is the applicable local currency. The translation from the applicable foreign currencies to U.S. dollars is performed for balance sheet accounts using current exchange rates in effect at the balance sheet date and for revenue and expense accounts using a weighted-

             RAYTHEON ENGINEERS & CONSTRUCTORS INTERNATIONAL, INC.

average exchange rate during the period. The resulting translation adjustments are recorded as a component of accumulated other comprehensive loss. Foreign exchange transaction gains and losses in 1997, 1998 and 1999 were not material.

 Comprehensive Income

   During 1998, RE&C adopted SFAS No. 130, "Reporting Comprehensive Income." This statement requires that all items recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The components of comprehensive income for RE&C include foreign currency translation and unrealized gain (loss) on investments. The company has adopted SFAS No. 130 in the accompanying financial statements.

 Long-Lived Asset Impairment

   RE&C reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through future cash flows. If it is determined that an impairment loss has occurred, the loss is recognized in the consolidated statement of operations by writing down the related assets to fair value. Fair value is determined based on discounted cash flows.

 Recently Issued Accounting Standards

   In June 1999, the Financial Accounting Standards Board ("FASB") issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities-- Deferral of the Effective Date of FASB Statement No. 133." SFAS No. 137 defers SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" to be effective for all fiscal quarters of all fiscal years beginning after June 15, 2000. Accordingly, RE&C will adopt the provisions of SFAS No. 133 on January 1, 2001. SFAS No. 133 requires that all derivative instruments be recorded on the balance sheet at their fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction and the type of hedge transaction. Management is currently evaluating the effects of this change on its recording of derivatives and hedging activities.

 Cumulative Effect of Change in Accounting Principle

   Effective January 1, 1999, RE&C adopted the American Institute of Certified Public Accountants' Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities" (SOP 98-5). This accounting standard requires that certain start-up and pre-contract award costs be expensed as incurred. During the first quarter of 1999, RE&C recorded a charge of $9.8 million, net of $5.6 million tax benefit, reflecting the initial application of SOP 98-5 and the cumulative effect of the change in accounting principle at January 1, 1999.

3. Parent Company Investment and Intercompany Cost Allocations

 Parent Company Investment

   RE&C has obtained financing for its day-to-day operations from its Parent. Parent company investment includes the Parent's equity investment in RE&C and intercompany debt. Interest expense related to intercompany debt is calculated using a rate of 6.5% for all periods. Interest expense associated with the Parent's general corporate debt has not been allocated to the consolidated financial statements. The Parent has committed to provide financial support to RE&C sufficient to continue operations through March 2001.

   All transfers to and from the Parent have been reported in the parent company investment account.

             RAYTHEON ENGINEERS & CONSTRUCTORS INTERNATIONAL, INC.

 Intercompany Cost Allocations

   Certain costs are allocated to RE&C by its Parent, primarily related to central services, taxes, legal expenses and risk management. RE&C participates in certain benefit plans of the Parent (see Note 11). The estimated costs of such services and benefits have been included in these consolidated financial statements based primarily on the proportion of Parent expenses represented by RE&C. Management believes these allocations are reasonable.

   The amounts allocated to RE&C in the years ended December 31, 1997, 1998 and 1999 in the consolidated statements of operations are as follows:

                                                       1997    1998    1999
                                                      ------- ------- -------
                                                          (in thousands)
     Selling, general and administrative and
      expenses....................................... $19,518 $22,596 $21,285

4. Restructuring Costs and Other Charges

   Restructuring charges include the cost of involuntary employee termination benefits and related employee severance costs, facility closures, and other costs associated with RE&C's approved plans. Employee termination benefits include severance, wage continuation, medical, and other benefits. Facility closure and related costs include disposal costs of property, plant, and equipment, lease payments, lease termination costs, and net gain or loss on sales of closed facilities. All costs of the plans were charged to cost of sales. The plans are expected to be substantially completed in fiscal year 2000.

 Restructuring Costs

   In the fourth quarter of 1997, the Company recorded a $75 million restructuring charge, which is included in costs of sales, to reduce its workforce by 1,000 employees and close or partially close 16 offices, reducing space by approximately 1.1 million square feet. The restructuring charge included $31 million for employee severance and $44 million for facilities exit. During the fourth quarter of 1998, the Company modified the plan to close fewer facilities than originally estimated. As a result of this modification, the number of employee terminations was reduced from approximately 2,300 people to approximately 1,400 and the total cost of employee severance decreased by $11 million. Because higher than expected facilities exit costs were incurred at the locations being closed, the total estimated cost of facilities exit increased by $11 million. In October 1998, the Company announced plans for an additional 260 person reduction in its workforce and recorded an additional $33 million restructuring charge, which is included in cost of sales. The Company completed these actions during 1999 for $10 million less than planned due to lower facility exit costs. In the second quarter of 1999, the Company implemented additional restructuring plans to further reduce its workforce by 200 employees at a cost of $10 million. The Company recorded a restructuring charge of $10 million in the third quarter of 1999, which is included in cost of sales, to reduce its workforce by another 150 employees. The employee reductions, expected to be completed within one year, primarily affected engineering, business development, and administrative employees. While these actions are intended to improve the Company's competitive position, there can be no assurances as to their ultimate success or that additional restructuring actions will not be required.

             RAYTHEON ENGINEERS & CONSTRUCTORS INTERNATIONAL, INC.

 Restructuring Costs

   The following presents restructuring charges accrued and cost incurred:

                                                      1998          1999
                                                  ------------  -------------
                                                  (in thousands, except for
                                                     number of employees)
     Accrued liability at beginning of year...... $     75,020  $      64,683
     Charges and liabilities accrued:
       Severance and other employee related
        costs....................................       33,000         10,000
       Facility closure and related costs........          --             --
                                                  ------------  -------------
                                                        33,000         10,000
                                                  ------------  -------------
     Change in estimate:
       Severance and other employee related
        costs....................................      (11,000)        10,000
       Facility closure and related costs........       11,000        (10,000)
                                                  ------------  -------------
                                                           --             --
                                                  ------------  -------------
     Costs incurred:
       Severance and other employee related
        costs....................................       20,436         12,623
       Facility closure and related costs........       22,901         38,185
                                                  ------------  -------------
                                                        43,337         50,808
                                                  ------------  -------------
     Accrued restructuring liability at end of
      year....................................... $     64,683  $      23,875
                                                  ============  =============
     Cash expenditures........................... $     43,337  $      50,808
     Number of employee terminations due to
      restructuring actions......................        1,300            300

 Other Charges

   In 1997, RE&C recorded a $50 million charge to cost of sales for contract valuations as a result of revisions to estimates-to-complete on several turnkey projects and settlement of a claim for an amount less than what was anticipated. These consolidated financial statements also include $45 million of additional charges which were recorded at the Parent on behalf of RE&C in 1997.

   In 1998, RE&C recorded a charge of $310 million for changes in estimates on certain contracts and contract claims. This charge was recorded as a reduction in net sales. In 1998 RE&C recorded a $52 million charge to cost of sales for asset impairments, related to its restructuring actions to exit two operations which were scheduled to be closed in 1999. The charge includes the write-off of $45 million of goodwill associated with exiting one of the operations and $7 million for the estimated loss on disposition of the other operation.

   In the third quarter of 1999, RE&C recorded an additional charge of $125 million, $105 million to cost of sales and $20 million as a reduction to sales, for performance issues on four projects.

5. Sale of Accounts Receivable

   On March 27, 1997, RE&C entered into a Receivables Sale Agreement with RE&C Receivables Corporation ("RE&C RC") to sell certain trade accounts receivable. RE&C RC is a wholly-owned subsidiary of RE&C. Under the terms of the agreement, the purchase price of the receivables is the original balance of the receivable less a discount factor and any purchase price credit adjustments. The discount factor is a percentage calculated to provide RE&C RC with a reasonable rate of return on its investment in the receivables. This discount factor results in a loss on sale of receivables as disclosed in RE&C's statement of operations. Purchase

             RAYTHEON ENGINEERS & CONSTRUCTORS INTERNATIONAL, INC.

price credit adjustments are recourse provisions for certain types of reductions in the outstanding balance of receivables sold and for receivables that were not eligible receivables on the date of purchase as defined in the agreement. The total amount of uncollected receivables at December 31, 1998 and 1999 was $206 million and $212 million, respectively.

   RE&C, as a subservicing agent, retains collection and administrative responsibility for the accounts receivable and earns a subservicing fee, from the servicer, which is recognized as collected over the remaining term of the related receivables sold. Subservicing fees to date are immaterial.

6. Contracts in Process

   Contracts in process consisted of the following at December 31, 1998:

                                                               Fixed
                                                       Cost    price
                                                       type     type    Total
                                                     -------- -------- --------
                                                           (in thousands)
     Non U.S. government end-use contracts:
       Billed....................................... $106,611 $114,216 $220,827
       Unbilled.....................................  103,121  168,937  272,058
                                                     -------- -------- --------
         Total......................................  209,732  283,153  492,885
                                                     -------- -------- --------
     U.S. government end-use contracts:
       Billed.......................................   15,083    2,896   17,979
       Unbilled.....................................   21,653   45,679   67,332
                                                     -------- -------- --------
         Total......................................   36,736   48,575   85,311
                                                     -------- -------- --------
         Total...................................... $246,468 $331,728 $578,196
                                                     ======== ======== ========

   Contracts in process consisted of the following at December 31, 1999:

                                                               Fixed
                                                       Cost    price
                                                       type     type    Total
                                                     -------- -------- --------
                                                           (in thousands)
     Non U.S. government end-use contracts:
       Billed....................................... $ 66,228 $151,262 $217,490
       Unbilled.....................................   67,475  357,239  424,714
                                                     -------- -------- --------
         Total......................................  133,703  508,501  642,204
                                                     -------- -------- --------
     U.S. government end-use contracts:
       Billed.......................................    2,430    2,519    4,949
       Unbilled.....................................   25,227   83,689  108,916
                                                     -------- -------- --------
         Total......................................   27,657   86,208  113,865
                                                     -------- -------- --------
         Total...................................... $161,360 $594,709 $756,069
                                                     ======== ======== ========

   Billed and unbilled contracts in process include retentions arising from contractual provisions. At December 31, 1999, retentions amounted to $56.3 million and are anticipated to be collected as follows: 2000--$55.1 million, 2001--$1.2 million.

   Estimated revenue from pending contract change orders and claims in excess of agreed contract prices was $84.8 million, $110.0 million, and $163.2 million for the years ended December 31, 1997, 1998 and 1999, respectively. Included in contracts in process are approximately $210 million and $371 million relating to

             RAYTHEON ENGINEERS & CONSTRUCTORS INTERNATIONAL, INC.

contract change orders and claims whose final settlement is subject to future determination through negotiations or other procedures which had not been completed at December 31, 1998 and 1999, respectively. Unapproved change orders and claims, primarily due to owner-directed changes, owner-caused delays, unforeseen conditions or similar reasons, are included in contracts in process at their estimated realizable value. RE&C has a contractual or legal basis for pursuing recovery of these unapproved change orders and claims and has determined that collection is probable. The settlement of these amounts depends on individual circumstances and negotiations with the counterparty; accordingly, the timing of the collection will vary and approximately $235 million of collections are expected to extend beyond one year.

7. Property, Plant and Equipment

   Property, plant and equipment consisted of the following at December 31:

                                                             1998       1999
                                                           ---------  ---------
                                                             (in thousands)
     Land................................................. $     909  $     103
     Buildings and leasehold improvements.................    21,333     19,404
     Autos and trucks.....................................     7,439        235
     Furniture and fixtures...............................    20,380     18,486
     Machinery and equipment..............................   131,660    115,103
                                                           ---------  ---------
                                                             181,721    153,331
     Less: accumulated depreciation.......................  (139,223)  (123,490)
                                                           ---------  ---------
     Property, plant and equipment, net................... $  42,498  $  29,841
                                                           =========  =========

   Depreciation expense was $18.3 million, $14.8 million and $10.2 million for the years ended December 31, 1997, 1998 and 1999, respectively.

   In September 1998, the Parent entered into a property sale and five-year operating lease facility (the "Facility"). Property, plant and equipment with a cost of $29.1 million and contracts in process with a cost of $21.6M sold under the Facility have been removed from the balance sheet. Operating lease expense of $10.9M is included in cost of sales for the year ended December 31, 1999.

   On June 25, 1999, RE&C completed the sale of its wholly-owned equipment rental subsidiary, ARAYCO, Inc. to United Rentals (North America), Inc. ("United") for $54 million. As part of the sale RE&C entered into a supply agreement with United that contains a "take or pay" provision whereby RE&C has agreed to obtain $51 million in equipment and tools over a period of three to six years. The sale resulted in a $25 million gain, all of which was deferred and will be amortized over the period that the equipment and tools are obtained.

8. Intangibles

   Intangibles consisted of the following at December 31:

                                                               1998      1999
                                                             --------  --------
                                                              (in thousands)
     Goodwill............................................... $505,764  $505,764
     Software licenses......................................    1,745       650
     Patents................................................    1,100     1,624
                                                             --------  --------
                                                              508,609   508,038
     Less: accumulated amortization.........................  (56,497)  (69,255)
                                                             --------  --------
     Intangible assets, net................................. $452,112  $438,783
                                                             ========  ========

             RAYTHEON ENGINEERS & CONSTRUCTORS INTERNATIONAL, INC.

   Amortization expense was $14.8 million, $14.7 million and $13.5 million for the years ended December 31, 1997, 1998 and 1999, respectively.

9. Federal Income Taxes

                                                   1997      1998       1999
                                                 --------  ---------  --------
                                                       (in thousands)
     Current income tax expense (benefit):
       Federal and foreign...................... $(38,191) $(102,352) $(33,751)
       State....................................   (9,019)   (24,983)   (7,938)
                                                 --------  ---------  --------
                                                  (47,210)  (127,335)  (41,689)
     Deferred income tax expense:
       Federal and foreign......................   14,696        633    10,112
       State....................................    2,087         90     1,436
                                                 --------  ---------  --------
                                                   16,783        723    11,548
                                                 --------  ---------  --------
     Net provision (benefit).................... $(30,427) $(126,612) $(30,141)
                                                 ========  =========  ========

   The provision (benefit) for income taxes for 1997 through 1999 differs from the U.S. statutory rate due to the following:

                                                   1997      1998       1999
                                                 --------  ---------  --------
                                                       (in thousands)
     Tax expense (benefit) at statutory rate...  $(27,218) $(111,072) $(27,081)
     Nondeductible goodwill amortization.......       608        608       613
     State income tax (benefit), net of federal
      tax benefit..............................    (3,691)   (16,145)   (3,666)
     Other, net................................      (126)        (3)       (7)
                                                 --------  ---------  --------
     Net provision (benefit)...................  $(30,427) $(126,612) $(30,141)
                                                 ========  =========  ========

   In 1997, 1998 and 1999, domestic income (loss) before taxes amounted to $(86.5) million, $(285.8) million and $(76.5) million, respectively, and foreign income (loss) before taxes amounted to $8.7 million, $(31.5) million and $(.9) million, respectively.

   Current income tax expense (benefit) amounts are included as a transfer to the Parent in the parent company investment account. The effect of temporary differences which give rise to deferred income tax balances was as follows:

                                                              1998      1999
                                                            --------  --------
                                                             (in thousands)
     Current deferred tax assets:
       Accrued insurance................................... $ 13,310  $ 15,393
       Accounts receivable.................................   (1,379)   (1,379)
       Accrued vacation....................................    8,529     7,628
       Other accruals......................................    7,900      (407)
                                                            --------  --------
                                                              28,360    21,235
     Noncurrent deferred tax liabilities:
       Depreciation and amortization.......................  (78,359)  (82,781)
                                                            --------  --------
     Net deferred tax liability............................ $(49,999) $(61,546)
                                                            ========  ========

             RAYTHEON ENGINEERS & CONSTRUCTORS INTERNATIONAL, INC.

10. Employee Stock Option Plan

   As a wholly-owned subsidiary of the Parent, RE&C has no separate employee stock option plan; however, certain employees of RE&C participate in the Parent's 1995 Stock Option Plan which provides for the grant of both incentive and nonqualified options at an exercise price which is 100% of the fair market value of the option on the date of grant. The plan provides that all stock options may be exercised in their entirety 12 to 24 months after the date of grant. Incentive stock options terminate 10 years from the date of grant and become exercisable to a maximum of $100,000 per year. Nonqualified stock options expire 10 years from the date of grant.

   Additionally certain employees of RE&C participate in the Parents' 1991 Stock Plan which provides for the award of restricted stock and restricted units. Restricted awards are made at prices determined by the Parent's Compensation Committee of the Board of Directors and are compensatory in nature. Restricted stock and restricted unit awards vest over a specified period of time of not less than one year and not more than 10 years.

   No further grants are allowed under the Parent's 1991 Stock Plan and 1995 Stock Option Plan after March 26, 2001 and March 21, 2005, respectively.

   Restricted stock awards entitle the participant to full dividend and voting rights. Unvested shares are restricted as to disposition and subject to forfeiture under certain circumstances. Compensation expense is recognized over the vesting period. The Parent has allocated compensation expense to RE&C $.5 million, $.7 million and $1.7 million in 1997, 1998 and 1999, respectively.

   The following stock option information relates to options granted to the employees of RE&C under the Parent's Stock Option Plan. Information for 1997, 1998 and 1999 follows:

                                                                     Weighted
                                                         Number of average price
                                                          options    per share
                                                         --------- -------------
     Outstanding at December 31, 1996................... 1,006,496    $40.13
     Granted............................................   374,800     51.69
     Exercised..........................................    84,585     33.24
     Canceled...........................................    17,200     52.31
                                                         ---------    ------
     Outstanding at December 31, 1997................... 1,279,511     43.80
                                                         ---------    ------
     Granted............................................   407,600     55.22
     Exercised..........................................   150,638     37.76
     Canceled...........................................    35,650     53.20
                                                         ---------    ------
     Outstanding at December 31, 1998................... 1,500,823     47.29
                                                         ---------    ------
     Granted............................................   605,200     67.63
     Exercised..........................................   260,202     44.37
     Canceled...........................................    46,325     60.78
                                                         ---------    ------
     Outstanding at December 31, 1999................... 1,799,496    $54.20
                                                         =========    ======

   The Parent adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation" (SFAS No. 123) and, accordingly, no compensation has been recognized for the Stock Option Plan. Had compensation cost for the stock options awarded to RE&C been determined based on the fair value at the grant date for awards under the plan consistent with the methodology prescribed under SFAS No. 123, RE&C's net income (loss) for the years ended December 31,

             RAYTHEON ENGINEERS & CONSTRUCTORS INTERNATIONAL, INC.

1997, 1998 and 1999 would include $2.0 million, $2.5 million, and $3.6 million of compensation expense, respectively.

   The weighted-average fair value of each option granted in 1997, 1998 and 1999, respectively, was estimated at $9.95, $10.35 and $13.89 on the date of grant.

   The following assumptions were used by the Company to determine the fair value of stock options granted using the Black-Scholes option pricing model:

                                                1997      1998        1999
                                               ------- ----------- -----------
     Weighted average expected volatility.....   15.0%       15.0%       15.1%
     Average expected option life............. 4 years     4 years     4 years
     Annual forfeiture rate...................      5%          5%          5%
     Risk free interest rate..................   5.86% 5.01%-5.60% 4.63%-6.16%
     Annual dividend growth rate..............      6%          6%          5%

   The effects of applying SFAS No. 123 in this pro forma disclosure may not be indicative of future amounts.

   The following table summarizes information about stock options outstanding at December 31, 1999:

                                  Options Outstanding             Options Exercisable
                            ------------------------------- -------------------------------
                                Shares     Weighted average                      Shares
                            outstanding at   contractual                     exercisable at
                             December 31,   remaining life  Weighted average  December 31,
   Exercise price range          1999          (years)       exercise price       1999
   --------------------     -------------- ---------------- ---------------- --------------
   $15.34-$19.61...........       7,600          0.16            $15.34            7,600
    21.72- 32.88...........     194,548          4.22             30.25          191,548
    39.03- 55.91...........   1,045,548          7.08             50.51          825,386
    68.47- 73.97...........     551,800          9.47               --               --
                              ---------          ----            ------        ---------
     Total.................   1,799,496          7.48             46.46        1,024,534
                              =========          ====            ======        =========

   Shares exercisable at the corresponding weighted average exercise price at December 31, 1997 and 1998, respectively, were 909,711 at $40.60 and 1,115,823 at $44.54.

             RAYTHEON ENGINEERS & CONSTRUCTORS INTERNATIONAL, INC.

11. Pension and other Employee Benefits

   RE&C and the Parent sponsor defined benefit pension and postretirement plans which cover the majority of employees and provide income and life insurance benefits. The following table summarizes information regarding RE&C's pension and other postretirement benefits' prepaid (accrued) benefit cost:

                                                                  Other
                                                             Postretirement
                                       Pension Benefits         Benefits
                                      --------------------  ------------------
                                      Year ended December      Year ended
                                              31,             December 31,
                                      --------------------  ------------------
                                        1998       1999       1998      1999
                                      ---------  ---------  --------  --------
                                                 (in thousands)
Changes in benefit obligation:
  Benefit obligation at beginning of
   year.............................. $ 345,343  $ 411,567  $ 20,379  $ 23,279
  Service cost.......................    26,026     28,665     1,044     1,498
  Interest cost......................    25,543     27,547     1,451     1,450
  Benefits paid......................   (12,584)   (17,631)     (730)     (690)
  Actuarial (gain) loss..............    27,239    (22,667)    1,135    (3,637)
                                      ---------  ---------  --------  --------
Benefits obligation at end of year...   411,567    427,481    23,279    21,900
                                      ---------  ---------  --------  --------
Changes in plan assets:
  Fair value of plan assets at
   beginning of year.................   540,525    630,365       --        --
  Adjustments........................     7,448    (27,969)      --        --
  Actual return on plan assets.......    94,846    121,131       --        --
  Employer contributions.............       130         88       730       690
  Benefits paid......................   (12,584)   (17,631)     (730)     (690)
                                      ---------  ---------  --------  --------
Fair value of plan assets at end of
 year................................   630,365    705,984       --        --
                                      ---------  ---------  --------  --------
Funded status........................   218,798    278,503   (23,279)  (21,900)
Unrecognized net actuarial (gain)
 loss................................  (195,832)  (244,491)    3,936       165
Unrecognized transition (asset)
 obligation..........................   (13,844)   (10,105)      --        --
Unrecognized prior service cost......     5,187      4,748     5,658     3,890
                                      ---------  ---------  --------  --------
Prepaid (accrued) benefit cost....... $  14,309  $  28,655  $(13,685) $(17,845)
                                      =========  =========  ========  ========
Weighted-average assumptions:
  Discount rate......................      7.00%      7.50%     7.00%     7.50%
  Expected return on plan assets.....      9.38%      9.38%      N/A       N/A
  Rate of compensation increase......      4.50%      4.50%     4.50%     4.50%

             RAYTHEON ENGINEERS & CONSTRUCTORS INTERNATIONAL, INC.

   The following table summarizes the net periodic cost (benefit) for RE&C's pension and other postretirement benefits:

                                                          Other Postretirement
                                 Pension Benefits               Benefits
                            ----------------------------  --------------------
                                                          Year ended December
                             Year ended December 31,              31,
                            ----------------------------  --------------------
                              1997      1998      1999     1997   1998   1999
                            --------  --------  --------  ------ ------ ------
                                            (In thousands)
Components of net periodic
 benefit cost:
  Service cost............. $ 26,652  $ 26,026  $ 28,665  $  888 $1,044 $1,498
  Interest cost............   21,856    25,543    27,547   1,292  1,451  1,450
  Expected return on plan
   assets..................  (35,298)  (43,427)  (51,070)    --     --     --
  Amortization of
   transition (asset)
  obligation...............   (3,739)   (3,739)   (3,739)    --     --     --
  Amortization of prior
   service cost............      487       463       439   1,768  1,768  1,768
  Recognized actuarial
   (gain) loss.............   (5,377)  (12,375)  (16,100)    219    452    134
                            --------  --------  --------  ------ ------ ------
Net periodic cost
 (benefit)................. $  4,581  $ (7,509) $(14,258) $4,167 $4,715 $4,850
                            ========  ========  ========  ====== ====== ======

 Other Benefits

   RE&C's employees also participate in the Parents' Savings and Investment Plan and in the Parents' Employee Stock Ownership Plan, both of which are defined contribution plans.

   Under the terms of the Savings and Investment Plan, covered employees are allowed to contribute a specified percentage of their salary up to Internal Revenue Code (IRC) limits. RE&C provides a matching contribution based on the employee's contribution, up to maximum percentage, generally between 3% and 4%, of eligible base salary. RE&C may also make discretionary contributions. Total expense for this plan was $11.6 million, $11.1 million and $16.1 million for 1997, 1998 and 1999, respectively. Annual contributions to the Employee Stock Ownership Plan are approximately one half of one percent of salaries and wages as limited by the IRC. The expense for this plan was $2.8 million, $2.5 million and $2.8 million in 1997, 1998 and 1999, respectively.

   RE&C's expense for workers' compensation during the three years ended December 31, 1997, 1998 and 1999 was $11.3 million, $10.6 million and $11.3 million, respectively. The outstanding liability accrual to cover future workers' compensation expense at December 31, 1998 and 1999 was $20.4 million and is recorded in employee benefit related liability.

12. Geographic and Significant Customer Information

   RE&C provides engineering, construction, operations and maintenance services to markets throughout the world. Its markets include: fossil and nuclear power, process automation consulting services, petroleum and gas, polymers and chemicals, food and consumer products, environmental services including chemical munitions destruction, and infrastructure and transportation.

   The Parent adopted Statement of Financial Accounting Standards No. 131, Disclosure about Segments of an Enterprise and Related Information (SFAS No.
131) during the fourth quarter of 1998. SFAS No. 131 established standards for reporting information about operating segments in financial statements and requires disclosure of selected information about operating segments. It also established standards for related disclosures about products, services, and geographic areas. Accordingly, the Parent classifies RE&C as a single segment.

             RAYTHEON ENGINEERS & CONSTRUCTORS INTERNATIONAL, INC.

   RE&C operates in the engineering and construction industry in the following geographic areas:

                                                         Outside
                                        United States United States Consolidated
                                        ------------- ------------- ------------
                                                     (in thousands)
     Sales to customers:
       1997............................   1,999,856      268,259     2,268,115
       1998............................   1,664,106      385,532     2,049,638
       1999............................   2,195,129      480,607     2,675,736
     Identifiable assets at:
       December 31, 1998...............   1,086,439      108,721     1,195,160
       December 31, 1999...............   1,212,187      226,719     1,438,906

   The country of origin was used to attribute sales to either United States or outside United States. Sales to the U.S. government were $188 million, $258 million and $381 million in 1997, 1998 and 1999, respectively. One customer accounted for 28% and 27% of the contracts in process balance at December 31, 1998 and 1999, respectively. Another customer accounted for 12.3% of sales in 1999.

13. Financial Instruments

   The carrying value of certain financial instruments, including cash and cash equivalents and letters of credit, approximates estimated fair value due to their short maturities.

   The value of marketable securities are based on quoted market prices. Investments in non project-specific joint ventures are carried at cost of acquisition plus RE&C's equity in undistributed earnings or losses since acquisition. These methods approximate fair value.

   At December 31, 1998 and 1999, RE&C had foreign currency forward exchange contracts which minimized or eliminated risk associated with foreign currency exchange rate fluctuations. All of these financial instruments were related to specific transactions for which a firm commitment existed. These instruments were executed with credit-worthy institutions and the majority of the foreign currencies were denominated in currencies of major industrial countries.

   The following table summarizes major currencies and the approximate contract amounts associated with foreign exchange contracts at December 31 (in thousands):

                                                   1998             1999
                                             ----------------- ---------------
                                               Buy      Sell     Buy    Sell
     Combined financial position:
       Japanese Yen.........................          $  5,161 $ 1,290 $ 1,194
       Netherlands Guilders................. $ 40,989   89,145     --   20,706
       German Marks.........................    8,502      --      --      --
       Swiss Francs.........................   10,992      --      --      --
       French Francs........................      --     6,300     --      --
       Philippine Peso......................      --       --   36,462     --
       Norwegian Kroner.....................  100,228      --   20,650     --
       Spanish Pesetas......................      --     1,097     --      --
       Australian Dollars...................    2,761      --       79     --
       British Pounds.......................   58,816   88,361     --   55,765
       Euro.................................      --       --      --    1,650
                                             -------- -------- ------- -------
         Total.............................. $222,288 $190,064 $58,481 $79,315
                                             ======== ======== ======= =======

             RAYTHEON ENGINEERS & CONSTRUCTORS INTERNATIONAL, INC.

   "Buy" amounts represent the U.S. dollar equivalent of commitments to purchase foreign currencies and "sell" amounts represent the U.S. dollar equivalent of commitments to sell foreign currencies. Foreign exchange contracts that do not involve U.S. dollars have been converted to U.S. dollars for disclosure.

   Foreign exchange forward contracts, used primarily to minimize fluctuations in the values of foreign currency payments and receipts, have maturities at various dates through December 2001. The fair value of these contracts at December 31, 1998 and 1999, determined by applying year end currency exchange rates to the notional contract amounts, represented a net unrealized gain of $9.7 million and a net unrealized loss of $2.7 million, respectively.

14. Project-Specific Joint Ventures

   RE&C has entered into project-specific joint ventures, which are accounted for under the proportionate consolidated method.

   Summary project specific joint venture information at December 31, follows (in thousands):

                                                                 1998    1999
                                                                ------- -------
     Combined financial position:
       Total assets............................................ $17,892 $13,609
       Total liabilities.......................................   7,518   4,705
                                                                ------- -------
     Net assets................................................ $10,374 $ 8,904
                                                                ======= =======
                                                                 1998    1999
                                                                ------- -------
     RE&C's share of financial position:
       Total assets............................................ $ 9,134 $ 6,919
       Total liabilities.......................................   3,854   2,389
                                                                ------- -------
     Net assets................................................ $ 5,280 $ 4,530
                                                                ======= =======

                                                        1997   1998     1999
                                                       ------ -------  -------
     Combined results of operations:
       Revenue........................................ $6,659 $  (580) $(1,186)
       Cost of revenue................................  5,900  (1,067)    (243)
                                                       ------ -------  -------
     Gross profit..................................... $  759 $   487  $  (943)
                                                       ====== =======  =======
                                                        1997   1998     1999
                                                       ------ -------  -------
     RE&C's share of results of operations:
       Revenue........................................ $1,926 $  (400) $  (606)
       Cost of revenue................................  1,539    (648)    (123)
                                                       ------ -------  -------
     Gross profit..................................... $  387 $   248  $  (483)
                                                       ====== =======  =======

             RAYTHEON ENGINEERS & CONSTRUCTORS INTERNATIONAL, INC.

15. Commitments and Contingencies

   RE&C sold its Cambridge, Massachusetts facilities for $54 million in December of 1998. A portion of the facility is being leased back from the purchaser over a period of two years. The resulting lease is being accounted for as an operating lease. The sale resulted in a $41.6 million gain, of which $9 million was deferred and is being amortized over the two-year lease term. In December 1999, the Company exercised an option to extend the lease term resulting in a change in the amortization period of the deferred gain. The remaining $4.5 million deferred gain at December 31, 1999 will be amortized over nine years.

   At December 31, 1999, RE&C had commitments under long-term operating leases requiring approximate annual rentals as follows:

                                                                  (in thousands)
                                                                  --------------
     2000........................................................    $ 36,734
     2001........................................................      27,999
     2002........................................................      25,851
     2003........................................................      23,479
     Thereafter..................................................      96,965
                                                                     --------
                                                                     $211,028
                                                                     ========

   Rental expense for 1997, 1998 and 1999 amounted to $53.0 million, $60.0 million and $58.0 million, respectively.

   Government contractors are subject to many levels of audit and investigation. Among agencies that oversee contract performance are the Defense Contract Audit Agency, the Inspector General, the Defense Criminal Investigative Service, the General Accounting Office, the Department of Justice, and Congressional Committees.

   In the normal course of business, RE&C causes letters of credit to be issued in connection with contract performance obligations. RE&C is obligated to reimburse the issuer of such letters of credit for any payments made thereunder. At December 31, 1998 and 1999, $430.2 million and $427.9 million, respectively, in letters of credit were outstanding.

   Various claims and legal proceedings generally incidental to the normal course of business are pending or threatened against RE&C. While the ultimate liability from these proceedings is difficult to determine, in the opinion of management, any additional liability will not have a material effect on RE&C's financial position, liquidity, or results of operations.

16. Subsequent Events (unaudited)

   The Company is the prime contractor on a large turnkey project that has experienced significant cost growth in the range of $70 million to $80 million in the first quarter of fiscal 2000. The Company is currently assessing the extent of the cost growth and the potential recovery from the owner but the ultimate exposure to RE&C could have a material impact on their financial position and results of operations.

17. Related Party Transactions

   RE&C is a wholly-owned subsidiary of the Parent. RE&C's sales to the Parent were $15.1 million, $26.5 million, and $29.1 million for the years ending December 31, 1997, 1998 and 1999, respectively. Amounts included in contracts in process due from the Parent were $3.0 million and $2.1 million at December 31, 1998 and 1999, respectively.

             RAYTHEON ENGINEERS & CONSTRUCTORS INTERNATIONAL, INC.

18. Supplemental Guarantor Information (unaudited)

 On April 14, 2000, RE&C and the Parent entered into a stock purchase agreement with Morrison Knudsen Corporation ("MK"). Under the agreement, MK agreed to purchase the capital stock of the subsidiaries of RE&C and specified other assets of RE&C, and to assume specified liabilities of RE&C. In July 2000, in connection with the acquisition, MK anticipates completing a private placement of $300.0 million principal amount of its Senior Notes Due July 1, 2010 (the "Notes"). The Notes will be fully and unconditionally guaranteed on a joint and several basis by some of the RE&C subsidiaries that MK is acquiring under the stock purchase agreement.

 The following is summarized condensed financial information for RE&C. Information with respect to the subsidiaries that MK is acquiring and that will guarantee the Notes is presented in the "Guarantor Subsidiaries" columns. Information with respect to the subsidiaries that MK is acquiring and that will not guarantee the Notes is presented in the "Non-Guarantor Subsidiaries" columns. Investments in subsidiaries are accounted for on the equity method; accordingly, entries necessary to consolidate RE&C and all of its subsidiaries are reflected in the eliminations column. Complete financial statements of all of the subsidiaries that MK is acquiring and that will guarantee the Notes would not provide additional material information that would be useful in assessing the financial composition of the subsidiaries.

                    Condensed Consolidating Balance Sheets
                                (in thousands)

                                          December 31, 1998
                     ------------------------------------------------------------
                                               Non-
                               Guarantor    Guarantor
                      Parent  Subsidiaries Subsidiaries Eliminations Consolidated
                     -------- ------------ ------------ ------------ ------------
Assets
Current Assets:
 Cash and cash
 equivalents.......  $    --   $    8,732    $  6,974    $     --     $   15,706
 Accounts
 receivable........    65,772      14,112      23,069      (65,772)       37,181
 Contracts in
 process...........               371,852     206,344                    578,196
 Prepaid expenses
 and other current
 assets............                 3,489       1,642                      5,131
 Deferred tax
 assets............                28,360                                 28,360
                     --------  ----------    --------    ---------    ----------
   Total current
   assets..........    65,772     426,545     238,029      (65,772)      664,574
Investments........   373,229     239,526         136     (595,515)       17,376
Property, plant and
equipment, net.....                29,718      12,780                     42,498
Intangibles, net...               444,486       7,626                    452,112
Other assets.......                18,471         129                     18,600
                     --------  ----------    --------    ---------    ----------
   Total Assets....  $439,001  $1,158,746    $258,700    $(661,287)   $1,195,160
                     ========  ==========    ========    =========    ==========
Liabilities and
Parent Company
Investment
Current
Liabilities:
 Accounts
 payable...........  $    --   $  359,315    $121,154    $ (65,772)   $  414,697
 Notes payable and
 current portion
 of long term
 debt..............                   464       1,214                      1,678
 Billings in
 excess of sales
 and advanced
 payments..........                68,503     140,971                    209,474
 Employee benefit
 related
 liabilities.......                71,952      12,170                     84,122
 Accrued
 restructuring.....                64,683                                 64,683
 Other accrued
 expenses..........                21,593      12,515                     34,108
                     --------  ----------    --------    ---------    ----------
   Total current
   liabilities.....       --      586,510     288,024      (65,772)      808,762
Employee benefit
related
liabilities........                24,476                                 24,476
Long term debt.....                     6          73                         79
Deferred tax
liability..........                78,359                                 78,359
Other accrued
expenses...........                22,259                                 22,259
                     --------  ----------    --------    ---------    ----------
   Total
   Liabilities.....       --      711,610     288,097      (65,772)      933,935
Accumulated other
comprehensive
loss...............                (6,573)     (1,425)                    (7,998)
Parent company
investment.........   439,001     453,709     (27,972)    (595,515)      269,223
                     --------  ----------    --------    ---------    ----------
   Total
   Liabilities and
   parent company
   investment......  $439,001  $1,158,746    $258,700    $(661,287)   $1,195,160
                     ========  ==========    ========    =========    ==========
                                          December 31, 1999
                     ------------------------------------------------------------
                                               Non-
                               Guarantor    Guarantor
                      Parent  Subsidiaries Subsidiaries Eliminations Consolidated
                     -------- ------------ ------------ ------------ ------------
Assets
Current Assets:
 Cash and cash
 equivalents.......  $    --   $   88,226    $13,964     $     --     $  102,190
 Accounts
 receivable........    58,978      15,477      9,030       (58,978)       24,507
 Contracts in
 process...........               757,154     (1,085)                    756,069
 Prepaid expenses
 and other current
 assets............                 2,944        447                       3,391
 Deferred tax
 assets............                21,235                                 21,235
                     -------- ------------ ------------ ------------ ------------
   Total current
   assets..........    58,978     885,036     22,356       (58,978)      907,392
Investments........   228,647     152,405      1,596      (364,890)       17,758
Property, plant and
equipment, net.....                27,727      2,114                      29,841
Intangibles, net...               432,890      5,893                     438,783
Other assets.......                41,202      3,930                      45,132
                     -------- ------------ ------------ ------------ ------------
   Total Assets....  $287,625  $1,539,260    $35,889     $(423,868)   $1,438,906
                     ======== ============ ============ ============ ============
Liabilities and
Parent Company
Investment
Current
Liabilities:
 Accounts
 payable...........  $    --   $  384,503    $ 7,546     $ (58,978)   $  333,071
 Notes payable and
 current portion
 of long term
 debt..............                   461        146                         607
 Billings in
 excess of sales
 and advanced
 payments..........               357,400     (3,255)                    354,145
 Employee benefit
 related
 liabilities.......                47,571      8,103                      55,674
 Accrued
 restructuring.....                13,875     10,000                      23,875
 Other accrued
 expenses..........                21,197      8,284                      29,481
                     -------- ------------ ------------ ------------ ------------
   Total current
   liabilities.....       --      825,007     30,824       (58,978)      796,853
Employee benefit
related
liabilities........                41,351                                 41,351
Long term debt.....                                                          --
Deferred tax
liability..........                82,781                                 82,781
Other accrued
expenses...........                48,581                                 48,581
                     -------- ------------ ------------ ------------ ------------
   Total
   Liabilities.....       --      997,720     30,824       (58,978)      969,566
Accumulated other
comprehensive
loss...............                (3,698)    (5,553)                     (9,251)
Parent company
investment.........   287,625     545,238     10,618      (364,890)      478,591
                     -------- ------------ ------------ ------------ ------------
   Total
   Liabilities and
   parent company
   investment......  $287,625  $1,539,260    $35,889     $(423,868)   $1,438,906
                     ======== ============ ============ ============ ============

             RAYTHEON ENGINEERS & CONSTRUCTORS INTERNATIONAL, INC.

                                  (Unaudited)

                Condensed Consolidating Statements of Operations
                                 (in thousands)


                                 December 31, 1997                                December 31, 1998
                   -----------------------------------------------  -----------------------------------------------
                                        Non-                                             Non-
                            Guar-      Guar-                                 Guar-      Guar-
                            antor      antor                                 antor      antor
                           Subsidi-   Subsidi-  Elimi-   Consoli-           Subsidi-   Subsidi-  Elimi-   Consoli-
                   Parent   aries      aries    nations   dated     Parent   aries      aries    nations   dated
                   ------ ----------  --------  ------- ----------  ------ ----------  --------  ------- ----------
Net sales........   $--   $1,807,285  $460,830    $--   $2,268,115   $--   $1,552,045  $497,593    $--   $2,049,638
Cost of sales....          1,725,517   409,110           2,134,627          1,687,679   496,949           2,184,628
                    ---   ----------  --------    ---   ----------   ---   ----------  --------    ---   ----------
 Gross profit
 (loss)..........    --       81,768    51,720     --      133,488    --     (135,634)      644     --     (134,990)
Selling, general
and
administrative
expenses.........            131,664    32,280             163,944            105,548    36,411             141,959
                    ---   ----------  --------    ---   ----------   ---   ----------  --------    ---   ----------
 Operating income
 (loss)..........    --      (49,896)   19,440     --      (30,456)   --     (241,182)  (35,767)    --     (276,949)
Intercompany
interest (income)
expense..........             31,510     2,201              33,711             33,587       268              33,855
Loss on sale of
receivables......             14,189                        14,189             15,589                        15,589
Other (income)
expense, net.....                385      (975)               (590)           (11,893)    2,847              (9,046)
                    ---   ----------  --------    ---   ----------   ---   ----------  --------    ---   ----------
 Loss before
 taxes...........    --      (95,980)   18,214     --      (77,766)   --     (278,465)  (38,882)    --     (317,347)
Income tax
expense
(benefit)........            (36,881)    6,454             (30,427)          (111,716)  (14,896)           (126,612)
                    ---   ----------  --------    ---   ----------   ---   ----------  --------    ---   ----------
 Net loss before
 accounting
 change..........    --      (59,099)   11,760     --      (47,339)   --     (166,749)  (23,986)    --     (190,735)
Cumulative effect
of change in
accounting
principle, net of
tax..............                                              --                                               --
                    ---   ----------  --------    ---   ----------   ---   ----------  --------    ---   ----------
 Net loss........   $--   $  (59,099) $ 11,760    $--   $  (47,339)  $--   $ (166,749) $(23,986)   $--   $ (190,735)
                    ===   ==========  ========    ===   ==========   ===   ==========  ========    ===   ==========
Other
comprehensive
loss, net of tax
 Foreign currency
 translation
 adjustment......             (3,662)   (3,103)             (6,765)            (1,812)     (210)             (2,022)
 Unrealized loss
 on securities...             (2,316)                       (2,316)                                             --
 Reclassification
 of loss included
 in net income...                                              --               2,316                         2,316
                    ---   ----------  --------    ---   ----------   ---   ----------  --------    ---   ----------
 Comprehensive
 income (loss)...   $--   $  (65,077) $  8,657    $--   $  (56,420)  $--   $ (166,245) $(24,196)   $--   $ (190,441)
                    ===   ==========  ========    ===   ==========   ===   ==========  ========    ===   ==========
                                 December 31, 1999
                   ------------------------------------------------
                                        Non-
                            Guar-      Guar-
                            antor      antor
                           Subsidi-   Subsidi-  Elimi-   Consoli-
                   Parent   aries      aries    nations   dated
                   ------ ----------- --------- ------- -----------
Net sales........   $--   $2,191,088  $484,648    $--   $2,675,736
Cost of sales....          2,102,271   474,820           2,577,091
                   ------ ----------- --------- ------- -----------
 Gross profit
 (loss)..........    --       88,817     9,828     --       98,645
Selling, general
and
administrative
expenses.........             92,310    33,247             125,557
                   ------ ----------- --------- ------- -----------
 Operating income
 (loss)..........    --       (3,493)  (23,419)    --      (26,912)
Intercompany
interest (income)
expense..........             37,480    (4,334)             33,146
Loss on sale of
receivables......             10,800                        10,800
Other (income)
expense, net.....             32,289   (25,772)              6,517
                   ------ ----------- --------- ------- -----------
 Loss before
 taxes...........    --      (84,062)    6,687     --      (77,375)
Income tax
expense
(benefit)........            (35,593)    5,452             (30,141)
                   ------ ----------- --------- ------- -----------
 Net loss before
 accounting
 change..........    --      (48,469)    1,235     --      (47,234)
Cumulative effect
of change in
accounting
principle, net of
tax..............             (9,846)                       (9,846)
                   ------ ----------- --------- ------- -----------
 Net loss........   $--   $  (58,315) $  1,235    $--   $  (57,080)
                   ====== =========== ========= ======= ===========
Other
comprehensive
loss, net of tax
 Foreign currency
 translation
 adjustment......              2,875    (4,128)             (1,253)
 Unrealized loss
 on securities...                                              --
 Reclassification
 of loss included
 in net income...                                              --
                   ------ ----------- --------- ------- -----------
 Comprehensive
 income (loss)...   $--   $  (55,440) $ (2,893)   $--   $  (58,333)
                   ====== =========== ========= ======= ===========

     RAYTHEON ENGINEERS & CONSTRUCTORS INTERNATIONAL INC. AND SUBSIDIARIES
                  Notes to Consolidated Financial Statements
            December 31, 1997, December 31, 1998, December 31, 1999
                       (Tables in thousands of dollars)
                                  (Unaudited)

                                                                      December 31, 1997
                                     ---------------------------------------------------------------------------------
                                                     Guarantor       Non-Guarantor
          Cash Flows                  Parent        Subsidiaries     Subsidiaries      Eliminations       Consolidated
                                     ---------------------------------------------------------------------------------
Net cash provided by (used in)
operating activities                 $       -       $ (51,942)        $ 20,741         $       -           $(31,201)
                                     ---------------------------------------------------------------------------------
Investing activities:
  Additions to property, plant
  and equipment                                         (7,737)         (13,342)                             (21,079)

  Proceeds from synthetic lease                                                                                    -

  Additions to intangible assets                          (666)          (7,968)                              (8,634)

  Proceeds from disposal of
  property, plant and equipment                         25,974                                                25,974

  Advances to joint ventures           (73,706)        (50,551)            (401)          109,735            (14,923)
                                     ---------------------------------------------------------------------------------
Net cash provided by (used in)
investing activities                   (73,706)        (32,980)         (21,711)          109,735            (18,662)
                                     ---------------------------------------------------------------------------------
Financing activities:
  Transfers (to) from Parent            73,706          85,821            5,004          (109,735)            54,796

  Increase in notes payable                               (208)            (241)                                (449)

  Decrease in long-term debt                              (673)            (446)                              (1,119)
                                     ---------------------------------------------------------------------------------
Net cash provided by (used in)
financing activities                    73,706          84,940            4,317          (109,735)            53,228
                                     ---------------------------------------------------------------------------------
Increase (decrease) in cash                                 18            3,347                 -              3,365

Effect of foreign exchange
rates on cash                                           (6,000)          (3,103)                              (9,103)
                                     ---------------------------------------------------------------------------------
Net increase (decrease) in cash
and cash equivalents                         -          (5,982)             244                 -             (5,738)

Cash and cash equivalents
beginning of period                                     30,423           25,131                               55,564
                                     ---------------------------------------------------------------------------------
Cash and cash equivalents
end of period                        $       -       $  24,441         $ 25,375         $       -           $ 49,816
                                     =================================================================================

                                                                      December 31, 1998
                                     ---------------------------------------------------------------------------------
                                                     Guarantor       Non-Guarantor
          Cash Flows                  Parent        Subsidiaries     Subsidiaries      Eliminations       Consolidated
                                     ---------------------------------------------------------------------------------
Net cash provided by (used in)
operating activities                 $ (15,808)      $ 191,204         $ (4,992)        $       -          $ 170,404
                                     --------------------------------------------------------------------------------
Investing activities:
  Additions to property, plant
  and equipment                                        (42,705)          (4,154)                             (46,859)

  Proceeds from synthetic lease                         50,651                                                50,651

  Additions to intangible assets                        (1,592)           1,209                                 (383)

  Proceeds from disposal of
  property, plant and equipment                         81,973                                                81,973

  Advances to joint ventures           (40,979)       (134,127)             666           177,427              2,987
                                     ---------------------------------------------------------------------------------
Net cash provided by (used in)
investing activities                   (40,979)        (45,800)          (2,279)          177,427             88,369
                                     ---------------------------------------------------------------------------------
Financing activities:
  Transfers (to) from Parent            56,787        (151,202)         (11,859)         (177,427)          (283,701)

  Increase in notes payable                            (10,703)             874                               (9,829)

  Decrease in long-term debt                              (205)              65                                 (140)
                                     ---------------------------------------------------------------------------------
Net cash provided by (used in)
financing activities                    56,787        (162,110)         (10,920)         (177,427)          (293,670)
                                     ---------------------------------------------------------------------------------
Increase (decrease) in cash                  -         (16,706)         (18,191)                -            (34,897)

Effect of foreign exchange
rates on cash                                              997             (210)                                 787
                                     --------------------------------------------------------------------------------
Net increase (decrease) in cash
and cash equivalents                         -         (15,709)         (18,401)                -            (34,110)

Cash and cash equivalents
beginning of period                                     24,441           25,375                              (49,816)
                                     ---------------------------------------------------------------------------------
Cash and cash equivalents
end of period                        $       -       $   8,732         $  6,974         $       -          $  15,706
                                     =================================================================================

                                                                      December 31, 1999
                                     ---------------------------------------------------------------------------------
                                                     Guarantor       Non-Guarantor
          Cash Flows                  Parent        Subsidiaries     Subsidiaries      Eliminations       Consolidated
                                     ---------------------------------------------------------------------------------
Net cash provided by (used in)
operating activities                 $   6,794       $ (126,961)       $(33,956)        $       -          $(154,123)
                                     ---------------------------------------------------------------------------------
Investing activities:
  Additions to property, plant
  and equipment                                          (6,107)        (19,086)                             (25,193)

  Proceeds from synthetic lease                                                                                    -

  Additions to intangible assets                         (1,043)          1,209                                  166

  Proceeds from disposal of
  property, plant and equipment                           1,630                                                1,630

  Advances to joint ventures           144,582           87,121          (1,460)         (230,625)              (382)
                                     --------------------------------------------------------------------------------
Net cash provided by (used in)
investing activities                   144,582           81,601         (19,337)         (230,625)           (23,779)
                                     --------------------------------------------------------------------------------
Financing activities:
  Transfers (to) from Parent          (151,376)         121,647          65,552           230,625            266,448

  Increase in notes payable                                 (17)         (1,068)                              (1,085)

  Decrease in long-term debt                                 (6)            (73)                                 (79)
                                     ---------------------------------------------------------------------------------
Net cash provided by (used in)
financing activities                  (151,376)         121,624          64,411           230,625            265,284
                                     ---------------------------------------------------------------------------------
Increase (decrease) in cash                              76,264          11,118                 -             87,382

Effect of foreign exchange
rates on cash                                             3,230          (4,128)                                (898)
                                     ---------------------------------------------------------------------------------
Net increase (decrease) in cash
and cash equivalents                         -           79,494           6,990                 -             86,484

Cash and cash equivalents
beginning of period                                       8,732           6,974                               15,706
                                     ---------------------------------------------------------------------------------
Cash and cash equivalents
end of period                        $       -       $   88,226        $ 13,964         $       -          $ 102,190
                                     =================================================================================

             RAYTHEON ENGINEERS & CONSTRUCTORS INTERNATIONAL, INC.

                          CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                              April 4,    December 31,  April 2,
                                                1999          1999        2000
                                             -----------  ------------ -----------
                                             (Unaudited)               (Unaudited)
                   ASSETS
 Current assets:
   Cash and cash equivalents...............  $   51,970    $  102,190  $   26,279
   Accounts receivable.....................      41,506        24,507      41,207
   Contracts in process....................     684,224       756,069     638,881
   Prepaid expenses and other current
    assets.................................       4,843         3,391       3,261
   Deferred tax assets.....................      26,739        21,235      19,721
                                             ----------    ----------  ----------
     Total current assets..................     809,282       907,392     729,349
 Investments...............................      17,500        17,758      17,658
 Property, plant and equipment, net........      40,751        29,841      28,546
 Intangibles, net..........................     448,867       438,783     435,448
 Other assets..............................      36,452        45,132      89,372
                                             ----------    ----------  ----------
     Total assets..........................  $1,352,852    $1,438,906  $1,300,373
                                             ==========    ==========  ==========
 LIABILITIES AND PARENT COMPANY INVESTMENT
 Current liabilities:
   Accounts payable........................  $  413,301    $  333,071  $  458,710
   Notes payable and current portion of
    long-term debt.........................       2,409           607         616
   Billings in excess of sales and advanced
    payments...............................     250,092       354,145     591,056
   Employee benefit related liabilities....      55,590        55,674      53,465
   Accrued restructuring...................      58,237        23,875      19,157
   Other accrued expenses..................      35,422        29,481     156,329
                                             ----------    ----------  ----------
     Total current liabilities.............     815,051       796,853   1,279,333
 Employee benefit related liabilities......      37,928        41,351      43,945
 Long-term debt............................          29           --          --
 Deferred tax liability....................      79,867        82,781      83,987
 Other accrued expenses....................      24,225        48,581      48,421
                                             ----------    ----------  ----------
     Total liabilities.....................     957,100       969,566   1,455,686
 Commitments and contingencies (Note 7)
 Accumulated other comprehensive loss......      (6,672)       (9,251)     (6,688)
 Parent company investment.................     402,424       478,591    (148,625)
                                             ----------    ----------  ----------
     Total liabilities and parent company
      investment...........................  $1,352,852    $1,438,906  $1,300,373
                                             ==========    ==========  ==========

  The accompanying notes are an integral part of these consolidated financial statements.

             RAYTHEON ENGINEERS & CONSTRUCTORS INTERNATIONAL, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (In thousands)

                                                            For the three
                                                             months ended
                                                          -------------------
                                                          April 4,  April 2,
                                                            1999      2000
                                                          --------  ---------
                                                             (Unaudited)
Net sales................................................ $699,625  $ 760,569
Cost of sales............................................  623,922    832,649
                                                          --------  ---------
    Gross profit (loss)..................................   75,703    (72,080)
Selling, general and administrative expenses.............   35,625     35,014
Loss on sale of RE&C.....................................      --     270,000
                                                          --------  ---------
Operating income (loss)..................................   40,078   (377,094)
Intercompany interest expense............................    5,999      7,186
Loss on sale of receivables..............................    3,630      3,208
Other (income) expense, net..............................    3,440      1,585
                                                          --------  ---------
    Income (loss) before taxes...........................   27,009   (389,073)
(Benefit) provision for income taxes.....................   11,098   (125,900)
                                                          --------  ---------
    Net income (loss) before accounting change...........   15,911   (263,173)
Cumulative effect of change in accounting principle, net
 of tax..................................................   (9,846)       --
                                                          --------  ---------
    Net income (loss).................................... $  6,065  $(263,173)
                                                          ========  =========
Other comprehensive income, net of tax:
  Foreign currency translation adjustment................ $  1,326  $   2,253
                                                          --------  ---------
    Comprehensive income (loss).......................... $  7,391  $(260,920)
                                                          ========  =========


  The accompanying notes are an integral part of these consolidated financial statements.

             RAYTHEON ENGINEERS & CONSTRUCTORS INTERNATIONAL, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)

                                                             For the three
                                                             months ended
                                                          --------------------
                                                          April 4,   April 2,
                                                            1999       2000
                                                          ---------  ---------
                                                              (Unaudited)
Cash flows from operating activities:
 Net income (loss)....................................... $   6,065  $(263,173)
 Adjustments to reconcile net income (loss) to net cash
  provided by (used in) operating activities:
  Loss on sale of RE&C...................................       --     270,000
  Depreciation and amortization..........................     6,512      5,357
  Loss on sale of property, plant and equipment..........       390        --
  Loss from cummulative effect of change in accounting
   principle.............................................     9,846        --
  Changes in assets and liabilities:
   Accounts receivable...................................    (4,325)   (16,700)
   Contracts in process..................................  (115,874)   (47,812)
   Prepaid expenses and other current assets.............       288        130
   Deferred tax asset....................................     1,621      1,514
   Other assets..........................................   (17,852)    (9,240)
   Accounts payable......................................    (1,396)   125,639
   Billings in excess of sales and advanced payments.....    40,618    236,911
   Employee benefit related liabilities--current.........   (28,532)    (2,209)
   Other accrued expenses--current.......................    (4,999)   (18,025)
   Employee benefit related liabilities..................    13,452      2,594
   Deferred tax liability................................     1,508      1,206
   Other accrued expenses................................     1,966       (160)
                                                          ---------  ---------
     Net cash provided by (used in) operating
      activities.........................................   (90,712)   286,032
                                                          ---------  ---------
Investing activities:
 Additions to property, plant and equipment..............    (2,023)      (711)
 Additions to intangible assets..........................      (279)       --
 Proceeds from the disposal of property, plant and
  equipment..............................................        21        100
 Advances to joint ventures..............................      (124)       100
                                                          ---------  ---------
     Net cash used in investing activities...............    (2,405)      (511)
                                                          ---------  ---------
Financing activities:
 Transfers (to) from Parent..............................   127,136   (364,043)
 Increase in notes payable...............................       731          9
 Decrease in long-term debt..............................       (50)       --
                                                          ---------  ---------
     Net cash provided by (used in) financing
      activities.........................................   127,817   (364,034)
                                                          ---------  ---------
Increase (decrease) in cash..............................    34,700    (78,513)
Effect of foreign exchange rates on cash.................     1,564      2,602
                                                          ---------  ---------
Net increase (decrease) in cash and cash equivalents.....    36,264    (75,911)
Cash and cash equivalents, beginning of period...........    15,706    102,190
                                                          ---------  ---------
Cash and cash equivalents, end of period................. $  51,970  $  26,279
                                                          =========  =========

  The accompanying notes are an integral part of these consolidated financial statements.

             RAYTHEON ENGINEERS & CONSTRUCTORS INTERNATIONAL, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)

1. Background and Basis of Presentation

   Raytheon Engineers & Constructors International, Inc. ("RE&C" or the "Company"), a wholly-owned subsidiary of Raytheon Company (the "Parent"), offers full-service engineering and construction capabilities to clients worldwide. RE&C has a full range of program management capabilities, including project planning, finance, process development, environmental assessment, engineering, procurement, construction, start-up and operations and maintenance services. The financial statements presented may not be indicative of the results that would have been achieved had RE&C operated as an unaffiliated entity.

   The accompanying unaudited consolidated financial statements of RE&C have been prepared on substantially the same basis as RE&C's annual consolidated financial statements. These interim unaudited consolidated financial statements should be read in conjunction with RE&C's annual audited consolidated financial statements for the years ended December 31, 1997, 1998 and 1999. The information furnished has been prepared from the accounts of the Company without audit. The unaudited consolidated statements of operations includes activity for the periods from January 1, 1999 through April 4, 1999 and from January 1, 2000 through April 2, 2000. In the opinion of management, these financial statements reflect all adjustments, which are of a normal recurring nature, necessary for a fair presentation of the financial statements for the interim periods.

   The December 31, 1999 balance sheet data was derived from audited financial statements, but does not include all disclosures required by generally accepted accounting principles.

2. Recent Accounting Pronouncements

   In June 1999, the Financial Accounting Standards Board ("FASB") issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities-- Deferral of the Effective Date of FASB Statement No. 133." SFAS No. 137 defers SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," to be effective for all fiscal quarters of all fiscal years beginning after June 15, 2000. Accordingly, RE&C will adopt the provisions of SFAS No. 133 on January 1, 2001. SFAS No. 133 requires that all derivative instruments be recorded on the balance sheet at their fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction and the type of hedge transaction. Management is currently evaluating the effects of this change on its recording of derivatives and hedging activities.

   In December 1999, the Securities and Exchange Commission ("SEC") released Staff Accounting Bulletin No. 101 ("SAB 101"), which provides guidance on the recognition, presentation and disclosure of revenue in financial statements filed with the SEC. In March of 2000, the SEC issued released Staff Accounting Bulletin No. 101A ("SAB 101A"), which delays the implementation date of SAB 101 for registrants with fiscal years that begin between December 16, 1999 and March 15, 2000. The Company is required to be in conformity with the provisions of SAB 101 in fiscal 2000 and is currently evaluating the impact SAB 101 will have on its financial position and results of operations.

   In March 2000, the Financial Accounting Standard Board issued FASB Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation--an interpretation of APB Opinion No. 25" ("FIN 44"). FIN 44 clarifies the application of APB Opinion No. 25 and among other issues clarifies the following: the definition of an employee for purposes of applying APB Opinion No. 25; the criteria for determining whether a plan qualifies as a noncompensatory plan; the accounting consequence of various modifications to the terms of previously fixed stock options or awards; and the accounting for an exchange of stock compensation awards in a business combination. FIN 44 is effective July 1, 2000, but certain conclusions in

             RAYTHEON ENGINEERS & CONSTRUCTORS INTERNATIONAL, INC.

                                  (Unaudited)

FIN 44 cover specific events that occurred after either December 15, 1998 or January 12, 2000. The Company does not expect the application of FIN 44 to have a material impact on the Company's financial position or results of operations.

3. Parent Company Investment and Intercompany Cost Allocations

 Parent Company Investment

   RE&C has obtained financing for its day-to-day operations from its Parent. Parent company investment includes the Parent's equity investment in RE&C and intercompany debt. Interest expense related to intercompany debt is calculated using a rate of 6.5% for the three-month periods ended April 4, 1999 and April 2, 2000. Interest expense associated with the Parent's general corporate debt has not been allocated to the consolidated financial statements. The Parent has committed to provide financial support to RE&C sufficient to continue operations through June 2001.

   All transfers to and from the Parent have been reported in the parent company investment account.

 Intercompany Cost Allocations

   Certain costs are allocated to RE&C by its Parent, primarily related to central services, taxes, legal expenses and risk management. RE&C participates in certain benefit plans of the Parent. The estimated costs of such services and benefits have been included in these consolidated financial statements based primarily on the proportion of Parent expenses represented by RE&C. Management believes these allocations are reasonable.

   The amounts allocated to RE&C in the three-month periods ended April 4, 1999 and April 2, 2000 in the consolidated statements of operations are as follows (in thousands):

                                                               April 4, April 2,
                                                                 1999     2000
                                                               -------- --------
     Selling, general and administrative and expenses.........  $6,188   $5,642

4.  Cumulative Effect of Change in Accounting Principle

   Effective January 1, 1999, RE&C adopted the American Institute of Certified Public Accountants Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities" (SOP 98-5). This accounting standard requires that certain start-up and pre-contract award costs be expensed as incurred. During the first quarter of 1999, RE&C recorded a charge of $9.8 million, net of $5.6 million tax benefit, reflecting the initial application of SOP 98-5 and the cumulative effect of the change in accounting principle at January 1, 1999.

             RAYTHEON ENGINEERS & CONSTRUCTORS INTERNATIONAL, INC.

                                  (Unaudited)


5. Restructuring Costs

   During the three-month periods ended April 4, 1999 and April 2, 2000, the Company's activity related to previously announced restructuring initiatives were as follows:

                                                             April 4, April 2,
                                                               1999     2000
                                                             -------- --------
                                                              (in thousands,
                                                             except for number
                                                             of employees and
                                                              square footage)
   Accrued restructuring liability at beginning of period... $64,683  $23,875
   Costs incurred:
     Severance and other employee related costs.............   2,155    3,320
     Facility closure and related costs.....................   4,291    1,398
                                                             -------  -------
                                                               6,446    4,718
                                                             -------  -------
   Accrued restructuring liability at end of period......... $58,237  $19,157
                                                             =======  =======
   Cash expenditures........................................ $ 6,446  $ 4,718
   Number of employee terminations due to restructuring
    actions.................................................     129       53
   Number of square feet exited due to restructuring
    actions.................................................  46,663      --

   The cumulative number of employee terminations due to restructuring actions were 1,407 and 1,653 as of April 4, 1999 and April 2, 2000, respectively. The cumulative number of square feet exited due to restructuring actions was 985,748 and 1,054,195 as of April 4, 1999 and April 2, 2000, respectively.

6. Contracts in Process

   Billed and unbilled contracts in process include retentions arising from contractual provisions. At April 2, 2000, retentions amounted to $55.9 million and are anticipated to be collected as follows: 2000--$42.0 million, 2001--$0.1 million and 2002--$13.8 million.

   Estimated revenue from pending contract change orders and claims in excess of agreed contract prices was $11.2 million and $6.4 million for the three months ended April 4, 1999 and April 2, 2000, respectively. Included in contracts in process are approximately $215 million, $371 million, and $214 million (after $165 million adjustment related to loss on sale of RE&C) relating to contract change orders and claims whose final settlement is subject to future determination through negotiations or other procedures which had not been completed at April 4, 1999, December 31, 1999, and April 2, 2000, respectively. Unapproved change orders and claims, primarily due to owner-directed changes, owner-caused delays, unforeseen conditions or similar reasons, are included in contracts in process at their estimated realizable value. RE&C has a contractual or legal basis for pursuing recovery of these unapproved change orders and claims and has determined that collection is probable. The settlement of these amounts depends on individual circumstances and negotiations with the counterparty; accordingly, the timing of the collection will vary and approximately $228 million of collections are expected to extend beyond one year.

7. Commitments and Contingencies

   In the normal course of business RE&C causes letters of credit to be issued in connection with contract performance obligations. RE&C is obligated to reimburse the issuer of such letters of credit for any payments made thereunder. $492.4 million, $427.9 million, and $659.8 million, respectively, in letters of credit were outstanding at April 4, 1999, December 31, 1999, and April 2, 2000.

             RAYTHEON ENGINEERS & CONSTRUCTORS INTERNATIONAL, INC.

                                  (Unaudited)


   Government contractors are subject to many levels of audit and investigation. Among agencies that oversee contract performance are the Defense Contract Audit Agency, the Inspector General, the Defense Criminal Investigative Service, the General Accounting Office, the Department of Justice, and Congressional Committees.

   Various claims and legal proceedings generally incidental to the normal course of business are pending or threatened against RE&C, while the ultimate liability from these proceedings is difficult to determine, in the opinion of management, any additional liability will not have a material effect on RE&C's financial position, liquidity, or results of operations.

8. Parent Company Investment

                                              January 1, 1999 January 1, 2000
                                                    to              to
                                               April 4, 1999   April 2, 2000
                                              --------------- ---------------
     Parent company investment at beginning
      of period..............................    $269,223        $ 478,591
     Net income (loss).......................       6,065         (263,173)
     Net transfers (to) from Parent..........     127,136         (364,043)
                                                 --------        ---------
     Parent company investment at end of
      period.................................    $402,424        $(148,625)
                                                 ========        =========

9. Long-Term Contracts

   During the three-month period ended April 2, 2000, the Company recorded an expense of $84 million to cost of sales for cost growth on a large turnkey project.

10. Related Party Transactions

   RE&C is a wholly-owned subsidiary of the Parent. RE&C's sales to the Parent were $8.3 million, and $1.6 million for the three-month periods ended April 4, 1999 and April 2, 2000, respectively. Amounts included in contracts in process due from the Parent were $10.1 million and $0.9 million at April 4, 1999 and April 2, 2000, respectively.

11. Sale of RE&C

   On April 14, 2000, the Parent signed a definitive agreement to sell RE&C for approximately $10 million in cash at closing, subject to purchase price adjustments. Pursuant to the agreement, the Parent will retain the responsibility for performance of four large, fixed price international turnkey projects that are close to completion, partially indemnify the buyer on the completion of one other existing project, and retain certain significant assets and liabilities. The sale is expected to be completed during the second quarter of 2000, however, there can be no assurance that the sale will be consummated.

   During the three-month period ended April 2, 2000, the Parent recorded a loss on disposal of $270 million before taxes and $191 million net of taxes for the sale of RE&C. This loss has been reflected in the accompanying consolidated financial statements.

             RAYTHEON ENGINEERS & CONSTRUCTORS INTERNATIONAL, INC.

                                  (Unaudited)


12. Supplemental Guarantor Information (unaudited)

 On April 14, 2000, RE&C and the Parent entered into a stock purchase agreement with Morrison Knudsen Corporation ("MK"). Under the agreement, MK agreed to purchase the capital stock of the subsidiaries of RE&C and specified other assets of RE&C, and to assume specified liabilities of RE&C. In July 2000, in connection with the acquisition, MK anticipates completing a private placement of $300.0 million principal amount of its Senior Notes Due July 1, 2010 (the "Notes"). The Notes will be fully and unconditionally guaranteed on a joint and several basis by some of the RE&C subsidiaries that MK is acquiring under the stock purchase agreement.

 The following is summarized condensed financial information for RE&C. Information with respect to the subsidiaries that MK is acquiring and that will guarantee the Notes is presented in the "Guarantor Subsidiaries" columns. Information with respect to the subsidiaries that MK is acquiring and that will not guarantee the Notes is presented in the "Non-Guarantor Subsidiaries" columns. Investments in subsidiaries are accounted for on the equity method; accordingly, entries necessary to consolidate RE&C and all of its subsidiaries are reflected in the eliminations column. Complete financial statements of all of the subsidiaries that MK is acquiring and that will guarantee the Notes would not provide additional material information that would be useful in assessing the financial composition of the subsidiaries.

                    Condensed Consolidating Balance Sheets
                                (in thousands)

                                          April 4, 1999
                   ------------------------------------------------------------
                                             Non-
                             Guarantor    Guarantor
                    Parent  Subsidiaries Subsidiaries Eliminations Consolidated
                   -------- ------------ ------------ ------------ ------------
Assets
Current Assets:
 Cash and cash
 equivalents       $    --   $   46,773    $  5,197                 $   51,970
 Accounts
 receivable          58,979      20,915      20,591      (58,979)       41,506
 Contracts in
 process                        523,591     160,633                    684,224
 Prepaid expenses
 and other
 current assets                   2,118       2,725                      4,843
 Deferred tax
 assets                          26,739                                 26,739
                   --------  ----------    --------    ---------    ----------
   Total current
   assets            58,979     620,136     189,146      (58,979)      809,282
Investments         249,278     172,402       1,655     (405,835)       17,500
Property, plant
and equipment,
net                              28,827      11,924                     40,751
Intangibles, net                441,557       7,310                    448,867
Other assets                     33,187       3,265                     36,452
                   --------  ----------    --------    ---------    ----------
Total Assets       $308,257  $1,296,109    $213,300    $(464,814)   $1,352,852
                   ========  ==========    ========    =========    ==========
Liabilities and
Parent Company
Investment
Current
Liabilities:
 Accounts payable  $    --   $  371,031    $101,249    $ (58,979)   $  413,301
 Notes payable
 and current
 portion of long
 term debt.                          92       2,317                      2,409
 Billings in
 excess of sales
 and advance of
 payments                       152,605      97,487                    250,092
 Employee benefit
 related
 liabilities                     47,019       8,571                     55,590
 Accrued
 restructuring                   58,237                                 58,237
 Other accrued
 expenses                        27,716       7,706                     35,422
                   --------  ----------    --------    ---------    ----------
   Total current
   liabilities          --      656,700     217,330      (58,979)      815,051
Employee benefit
related
liabilities                      37,928                                 37,928
Long term debt                        6          23                         29
Deferred tax
liability                        79,867                                 79,867
Other secured
expenses                         24,225                                 24,225
                   --------  ----------    --------    ---------    ----------
   Total
   Liabilities          --      798,726     217,353      (58,979)      957,100
Accumulated other
comprehensive
loss                             (4,977)     (1,695)                    (6,672)
Parent company
investment          308,257     502,360      (2,358)    (405,835)      402,424
                   --------  ----------    --------    ---------    ----------
   Total
   Liabilities
   and parent
   company
   investment      $308,257  $1,296,109    $213,300    $(464,814)   $1,352,852
                   ========  ==========    ========    =========    ==========
                                          April 2, 2000
                   ------------------------------------------------------------
                                             Non-
                             Guarantor    Guarantor
                    Parent  Subsidiaries Subsidiaries Eliminations Consolidated
                   -------- ------------ ------------ ------------ ------------
Assets
Current Assets:
 Cash and cash
 equivalents       $    --   $   12,311    $ 13,968    $     --     $   26,279
 Accounts
 receivable          58,978     (52,354)     34,583                     41,207
 Contracts in
 process                        549,715      89,166                    638,881
 Prepaid expenses
 and other
 current assets                   2,478         783                      3,261
 Deferred tax
 assets                          19,721                                 19,721
                   -------- ------------ ------------ ------------ ------------
   Total current
   assets            58,978     531,871     138,500          --        729,349
Investments         211,406     141,132       1,240     (336,120)       17,658
Property, plant
and equipment,
net                              26,598       1,948                     28,546
Intangibles, net                429,711       5,737                    435,448
Other assets                     83,316       6,056                     89,372
                   -------- ------------ ------------ ------------ ------------
Total Assets       $270,384  $1,212,628    $153,481    $(336,120)   $1,300,373
                   ======== ============ ============ ============ ============
Liabilities and
Parent Company
Investment
Current
Liabilities:
 Accounts payable  $    --   $  404,411    $ 54,299    $     --     $  458,710
 Notes payable
 and current
 portion of long
 term debt.                                     616                        616
 Billings in
 excess of sales
 and advance of
 payments                       527,876      63,180                    591,056
 Employee benefit
 related
 liabilities                     44,982       8,483                     53,465
 Accrued
 restructuring                   19,157                                 19,157
 Other accrued
 expenses                       150,869       5,460                    156,329
                   -------- ------------ ------------ ------------ ------------
   Total current
   liabilities                1,147,295     132,038          --      1,279,333
Employee benefit
related
liabilities                      43,945                                 43,945
Long term debt                                                             --
Deferred tax
liability                        83,987                                 83,987
Other secured
expenses                         48,421                                 48,421
                   -------- ------------ ------------ ------------ ------------
   Total
   Liabilities                1,323,648     132,038          --      1,455,686
Accumulated other
comprehensive
loss                             (1,285)     (5,403)                    (6,688)
Parent company
investment          270,384    (109,735)     26,846     (336,120)     (148,625)
                   -------- ------------ ------------ ------------ ------------
   Total
   Liabilities
   and parent
   company
   investment      $270,384  $1,212,628    $153,481    $(336,120)   $1,300,373
                   ======== ============ ============ ============ ============

             RAYTHEON ENGINEERS & CONSTRUCTORS INTERNATIONAL, INC.

                                  (Unaudited)


               Condensed Consolidating Statements of Operations
                                (in thousands)

                                Three months ended April 4, 1999
                   ----------------------------------------------------------
                                           Non-
                           Guarantor    Guarantor
                   Parent Subsidiaries Subsidiaries Eliminations Consolidated
                   ------ ------------ ------------ ------------ ------------
Net sales........   $--    $ 563,447     $136,178       $--        $699,625
Cost of sales....            497,856      126,066                   623,922
                    ----   ---------     --------       ----       --------
 Gross profit
 (loss)..........    --       65,591       10,112        --          75,703
Selling, general
and
administrative
expenses.........             27,048        8,577                    35,625
Loss on sale of
RE&C (1).........                                                       --
                    ----   ---------     --------       ----       --------
 Operating income
 (loss)..........    --       38,543        1,535        --          40,078
Intercompany
interest (income)
expense..........              6,736         (737)                    5,999
Loss on sale of
receivables......              3,630                                  3,630
Other (income)
expense, net.....              6,332       (2,892)                    3,440
                    ----   ---------     --------       ----       --------
 Loss before
 taxes...........    --       21,845        5,164        --          27,009
Income tax
expense
(benefit)........              9,365        1,733                    11,098
                    ----   ---------     --------       ----       --------
 Net loss before
 accounting
 change..........    --       12,480        3,431        --          15,911
Cumulative effect
of change in
accounting
principle, net of
tax..............             (9,846)                                (9,846)
                    ----   ---------     --------       ----       --------
 Net income
 (loss)..........   $--    $   2,634     $  3,431       $--        $  6,065
                    ====   =========     ========       ====       ========
Other
comprehensive
loss, net of tax:
 Foreign currency
 translation
 adjustment......              1,596         (270)                    1,326
                    ----   ---------     --------       ----       --------
 Comprehensive
 income (loss)...   $--    $   4,230     $  3,161       $--        $  7,391
                    ====   =========     ========       ====       ========
                                 Three months ended April 2, 2000
                   -------------------------------------------------------------
                                              Non-
                              Guarantor    Guarantor
                    Parent   Subsidiaries Subsidiaries Eliminations Consolidated
                   --------- ------------ ------------ ------------ ------------
Net sales........  $     --   $ 690,979     $69,590        $--       $ 760,569
Cost of sales....               768,914      63,735                    832,649
                   --------- ------------ ------------ ------------ ------------
 Gross profit
 (loss)..........        --     (77,935)      5,855         --         (72,080)
Selling, general
and
administrative
expenses.........                27,784       7,230                     35,014
Loss on sale of
RE&C (1).........               270,000                                270,000
                   --------- ------------ ------------ ------------ ------------
 Operating income
 (loss)..........              (375,719)     (1,375)        --        (377,094)
Intercompany
interest (income)
expense..........                 8,742      (1,556)                     7,186
Loss on sale of
receivables......                 3,208                                  3,208
Other (income)
expense, net.....                 1,336         249                      1,585
                   --------- ------------ ------------ ------------ ------------
 Loss before
 taxes...........              (389,005)        (68)        --        (389,073)
Income tax
expense
(benefit)........              (125,974)         74                   (125,900)
                   --------- ------------ ------------ ------------ ------------
 Net loss before
 accounting
 change..........              (263,031)       (142)        --        (263,173)
Cumulative effect
of change in
accounting
principle, net of
tax..............                                                          --
                   --------- ------------ ------------ ------------ ------------
 Net income
 (loss)..........  $          $(263,031)    $  (142)       $--       $(263,173)
                   ========= ============ ============ ============ ============
Other
comprehensive
loss, net of tax:
 Foreign currency
 translation
 adjustment......                 2,103         150                      2,253
                   --------- ------------ ------------ ------------ ------------
 Comprehensive
 income (loss)...  $          $(260,928)    $     8        $--       $(260,920)
                   ========= ============ ============ ============ ============

(1) Represents a provision for loss arising from Raytheon's sale of REC to MK. Such loss had been recorded in the REC financial statements using push down accounting.

     RAYTHEON ENGINEERS & CONSTRUCTORS INTERNATIONAL INC. AND SUBSIDIARIES
                  Notes to Consolidated Financial Statements
                         April 4, 1999, April 2, 2000
                       (Tables in thousands of dollars)
                                  (Unaudited)

                                                              April 4, 1999
                                  ---------------------------------------------------------------------
                                              Guarantor     Non-Guarantor
     Cash Flows                     Parent    Subsidiaries  Subsidiaries   Eliminations   Consolidated
                                  ---------------------------------------------------------------------
Net cash Provided by (used in)
operating activities               $   6,793   $ (73,779)    $  (23,726)    $      -       $ (90,712)
                                  ---------------------------------------------------------------------

Investing activities:
   Additions to property, plant
   and equipment                                  (1,073)          (950)                      (2,023)

   Additions to intangible
   assets                                           (279)                                       (279)

   Proceeds from disposal of
   property, plant and
   equipment                                          21                                          21

   Advances to joint ventures        123,951      67,124         (1,519)      (189,680)         (124)
                                  ---------------------------------------------------------------------
Net cash Provided by (use in)
investing activities                 123,951      65,793         (2,469)      (189,680)       (2,405)
                                  ---------------------------------------------------------------------

Financing activities:
   Transfers (to) from Parent       (130,744)     44,565         23,635        189,680       127,136

   Increase in notes payable                        (372)         1,103                          731

   Decrease in long-term debt                                       (50)                         (50)
                                  ---------------------------------------------------------------------

Net cash Provided by (used in)
financing activities                (130,744)     44,193         24,688        189,680       127,817
                                  ---------------------------------------------------------------------

Increase (decrease) in cash              -        36,207         (1,507)           -          34,700

Effect of foreign exchange
rates on cash                                      1,834           (270)                       1,564
                                  ---------------------------------------------------------------------

Net increase (decrease) in cash
and cash equivalents                     -        38,041         (1,777)           -          36,264

Cash and cash equivalents
beginning of period                                8,732          6,974                       15,706
                                  ---------------------------------------------------------------------

Cash and cash equivalents
end of period                      $     -     $  46,773     $    5,197     $      -       $  51,970
                                  =====================================================================

                                                              April 2, 2000
                                  ---------------------------------------------------------------------
                                               Guarantor    Non-Guarantor
     Cash Flows                     Parent    Subsidiaries  Subsidiaries   Eliminations   Consolidated
                                  ---------------------------------------------------------------------
Net cash Provided by (used in)
operating activities               $    (1)    $   303,495   $  (17,462)    $      -       $    286,032
                                  ---------------------------------------------------------------------

Investing activities:
   Additions to property, plant
   and equipment                                      (657)         (54)                           (711)

   Additions to intangible
   assets                                                                                            -

   Proceeds from disposal of
   property, plant and
   equipment                                           100                                          100

   Advances to joint ventures         17,241        11,273          356        (28,770)             100
                                  ---------------------------------------------------------------------
Net cash Provided by (use in)
investing activities                  17,241        10,716          302        (28,770)            (511)
                                  ---------------------------------------------------------------------

Financing activities:
   Transfers (to) from Parent        (17,240)     (392,117)      16,544         28,770         (364,043)

   Increase in notes payable                          (461)         470                               9

   Decrease in long-term debt                                                                       -
                                  ---------------------------------------------------------------------

Net cash Provided by (used in)
financing activities                 (17,240)     (392,578)      17,014         28,770         (364,034)
                                  ---------------------------------------------------------------------

Increase (decrease) in cash                -       (78,367)        (146)           -            (78,513)

Effect of foreign exchange
rates on cash                                        2,452          150                           2,602
                                  ---------------------------------------------------------------------

Net increase (decrease) in cash
and cash equivalents                       -       (75,915)           4            -            (75,911)

Cash and cash equivalents
beginning of period                                 88,226       13,964                         102,190
                                  ---------------------------------------------------------------------

Cash and cash equivalents
end of period                      $       -   $    12,311   $   13,968     $      -       $     26,279
                                  =====================================================================
